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BNYIA FUNDS TRUST
(formerly HSBC Funds Trust)
3435 STELZER ROAD
COLUMBUS, OHIO 43219

                       NEW YORK TAX-FREE MONEY MARKET FUND

                         PROXY FOR A SPECIAL MEETING OF
                        SHAREHOLDERS ON JANUARY 29, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                              THE BOARD OF TRUSTEES

The undersigned hereby appoints Jill M. Mizer and Charles L. Booth or any one or more of them, proxies, with full power of substitution, to vote all shares of the New York Tax-Free Money Market Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio, on January 29, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposal.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "X" in the appropriate box below.

To vote by Telephone

1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Call 1-800-690-6903
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Internet

1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Go to Website www.proxyvote.com
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Mail

1)   Read the Proxy Statement.
2)   Check the appropriate boxes on the proxy card below.
3)   Sign and date the proxy card.
4)   Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  HSBCTF      KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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NEW YORK TAX-FREE MONEY MARKET FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

Vote On Proposal

1. To approve an Agreement and Plan of Reorganization for For Against Abstain the New York Tax-Free Money Market Fund (the
     "Acquired") providing for (a) the transfer of all of    []      []     []
     its assets to BNY Hamilton New York Tax-Free Money
     Market Fund (the "Successor Fund") in exchange for shares of the Successor Fund and the assumption by the Successor Fund of the New York Tax-Free Money Market
     Fund's liabilities, (b) the distribution of such shares of the Successor Fund to shareholders of the New York
     Tax-Free Money Market Fund, and (c) the subsequent liquidation of the Acquired Fund.

This proxy must be signed exactly as your name(s) appear hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

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Signature [PLEASE SIGN WITHIN BOX]   Date        Signature (Joint Owners)   Date
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